Exhibit n.10

Consent of Independent Auditor

Solar Senior Capital Ltd.

New York, New York

We hereby consent to the use of our report dated February 14, 2019 on the consolidated financial statements of Gemino Healthcare Finance, LLC and Subsidiary in this Registration Statement on Form N-2 (No. 333-223830) of Solar Senior Capital Ltd.

/s/ Baker Tilly Virchow Krause, LLP
Philadelphia, Pennsylvania
June 21, 2019